Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2017 RESULTS

AND PROVIDES GUIDANCE FOR FISCAL 2018

Fourth Quarter Comparable Store Traffic and Restaurant Sales Outperformed the Casual Dining Industry

Fourth Quarter Earnings per Diluted Share Increased 5.2% to $2.23

LEBANON, Tenn. – September 13, 2017 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter and for the fiscal year ended July 28, 2017. The Company also provided guidance for its 2018 fiscal year and first quarter:

Fourth Quarter Fiscal 2017 Highlights

•	Earnings per diluted share were $2.23 compared to diluted EPS of $2.12 in the prior year quarter.

•	Operating income as a percent of total revenue increased 80 basis points to 11.2%.

•	Comparable store traffic of -1.7% and restaurant sales of -0.8% outperformed the Casual Dining Industry.

Full Year Fiscal 2017 Highlights

•	Earnings per diluted share were $8.37 in fiscal 2017 compared to GAAP diluted EPS of $7.86 in the prior fiscal year. When adjusted for the retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”) and a reduction of the provisions for uncertain tax positions, adjusted earnings per diluted share in the prior year were $7.55.

•	Operating income for fiscal 2017 was 10.7% of total revenue, compared to prior year operating income of 9.6% of revenue.

•	Comparable store traffic of -1.4% and restaurant sales of 0.2% outperformed the Casual Dining Industry.

•	During fiscal 2017, the Company declared regular quarterly dividends totaling $4.65 per share. Additionally, the Company declared a special dividend of $3.50 per share, bringing the total dividends declared in fiscal 2017 to $8.15 per share.

Commenting on the full fiscal year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We ended fiscal 2017 with solid operating income margin and earnings growth. Since fiscal 2014, when we laid out our three-year strategic plan, we have grown earnings per share by nearly fifty percent, well above our target growth. As we enter the new fiscal year, we anticipate the environment to remain challenged, yet are confident in our plans to invest in the long-term growth of the Company.”

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

Fourth Quarter Fiscal 2017 Results

Revenue

The Company reported total revenue of $743.2 million for the fourth quarter of fiscal 2017, representing a decrease of 0.3% over the fourth quarter of the prior year. Comparable store restaurant sales decreased 0.8%, including a 1.7% decrease in store traffic partially offset by a 0.9% increase in average check. The average menu price increase for the quarter was approximately 1.4%. Comparable store retail sales decreased 4.4% for the quarter. The Company opened two new Cracker Barrel stores during the quarter bringing the combined Cracker Barrel and Holler & Dash store count to 649 locations at fiscal year-end.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of May, June and July and the fourth quarter were as follows:

	May	June	July	Fourth Quarter
Comparable restaurant traffic	-2.9%	-1.3%	-1.2%	-1.7%
Average Check	0.3%	1.2%	1.3%	0.9%
Comparable restaurant sales	-2.6%	-0.1%	0.1%	-0.8%
Comparable retail sales	-3.7%	-2.8%	-6.2%	-4.4%

Operating Income

Operating income in the fourth quarter was $83.2 million, or 11.2% of total revenue. Operating income in the prior year quarter was 10.4% of total revenue. As a percentage of total revenue, favorability in cost of goods sold and labor and related expenses were partially offset by an increase in store operating expenses.

Fiscal 2017 Results

The Company reported total revenue of $2.93 billion for the fiscal year, representing an increase of 0.5% over the prior year. Comparable store restaurant sales increased 0.2%, including a 1.6% increase in average check partially offset by a 1.4% decrease in store traffic. Comparable store retail sales were down 3.7% for the fiscal year.

Operating income for fiscal 2017 was $313.2 million, or 10.7% of total revenue, compared to $280.5 million, or 9.6% of total revenue, in the prior year quarter.

Earnings per diluted share were $8.37, a 6.5% increase over GAAP EPS of $7.86 in the prior year quarter. Adjusted for the impact of the retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”) and a reduction of the provisions for uncertain tax positions, earnings per diluted share increased 10.9% from adjusted EPS of $7.55 in the prior year quarter. (For a reconciliation of GAAP to non-GAAP financial measures, please see the tables accompanying this release.)

Fiscal 2018 Outlook

For fiscal 2018, the Company expects total revenue of approximately $3.1 billion reflecting the expected opening of eight or nine new Cracker Barrel stores and three or four new Holler & Dash stores, as well as projected increases in comparable store restaurant sales in the range of 2.5% to 3.5%, and comparable store retail sales in the range of 0.0% to 1.0%. The Company projects food commodity inflation of approximately 1.5% for the year. The Company projects operating income margin to be relatively flat to the prior year as a percent of total revenue. The Company expects depreciation expense between $95 million

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

and $100 million; net interest expense in the range of $16 million to $17 million; and capital expenditures of approximately $150 million to $160 million. The Company anticipates an effective tax rate for fiscal 2018 of between 31% and 32%. The Company expects to report earnings per diluted share for fiscal 2018 of between $8.85 and $9.00.

The Company’s 2018 fiscal year is a 53-week year. The Company estimates the impact of the 53rd week, which is included in its guidance, to contribute earnings per diluted share of approximately $0.30.

For the first quarter of fiscal 2018, the Company expects to report earnings per diluted share of between $1.85 and $1.95.

The fiscal 2018 and first quarter estimates do not include any financial implications of Hurricane Harvey and Hurricane Irma. Given the recency of these events and the ongoing nature of relief efforts, the Company is still determining the extent of the financial impact. The Company reminds investors that its outlook for fiscal 2018 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2017 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through September 27, 2017.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 645 company-owned Cracker Barrel locations and five company-owned Holler & Dash Biscuit House locations across 44 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q4 FY 2017 and FY 2017 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
			Percentage			Percentage
	7/28/17	7/29/16	Change	7/28/17	7/29/16	Change
Total revenue	$743,226	$745,584	0%	$2,926,289	$2,912,351	0%
Cost of goods sold (exclusive of depreciation and rent)	217,382	227,889	(5)	891,293	928,176	(4)
Labor and other related expenses	257,931	260,607	(1)	1,017,124	1,006,188	1
Other store operating expenses	148,164	142,713	4	563,300	554,534	2

Store operating income	119,749	114,375	5	454,572	423,453	7
General and administrative expenses	36,509	36,765	(1)	141,414	142,982	(1)

Operating income	83,240	77,610	7	313,158	280,471	12
Interest expense	3,568	3,503	2	14,271	14,052	2

Pretax income	79,672	74,107	8	298,887	266,419	12
Provision for income taxes	25,779	23,084	12	96,988	77,120	26

Net income	$53,893	$51,023	6	$201,899	$189,299	7

Earnings per share – Basic:	$2.24	$2.13	5	$8.40	$7.91	6

Earnings per share – Diluted:	$2.23	$2.12	5	$8.37	$7.86	6

Weighted average shares:
Basic	24,042,717	23,944,611	0	24,031,810	23,945,041	0
Diluted	24,137,895	24,102,214	0	24,118,288	24,074,273	0

Ratio Analysis
Total revenue:
Restaurant	82.3%	81.8%		80.3%	79.8%
Retail	17.7	18.2		19.7	20.2

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	29.2	30.6		30.5	31.9
Labor and other related expenses	34.7	35.0		34.8	34.6
Other store operating expenses	20.0	19.1		19.2	19.0

Store operating income	16.1	15.3		15.5	14.5
General and administrative expenses	4.9	4.9		4.8	4.9

Operating income	11.2	10.4		10.7	9.6
Interest expense	0.5	0.5		0.5	0.5

Pretax income	10.7	9.9		10.2	9.1
Provision for income taxes	3.4	3.1		3.3	2.6

Net income	7.3%	6.8%		6.9%	6.5%

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	7/28/17	7/29/16
Assets
Cash and cash equivalents	$161,001	$150,966
Accounts receivable	18,116	19,389
Income tax receivable	4,265	16,184
Inventory	156,367	152,308
Prepaid expenses and other current assets	16,047	14,573
Deferred income taxes	3,061	2,320
Property and equipment, net	1,098,097	1,080,189
Other long-term assets	64,988	61,735

Total assets	$1,521,942	$1,497,664

Liabilities and Shareholders’ Equity
Accounts payable	$118,395	$132,493
Other current liabilities	257,433	236,324
Long-term debt	400,000	400,000
Interest rate swap liability	6,833	22,070
Other long-term obligations	129,353	126,608
Deferred income taxes	65,421	53,726
Shareholders’ equity, net	544,507	526,443

Total liabilities and shareholders’ equity	$1,521,942	$1,497,664

Common shares issued and outstanding	24,055,682	23,956,134

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	7/28/17	7/29/16
Cash flows from operating activities:
Net income	$201,899	$189,299
Depreciation and amortization	86,319	78,223
Loss on disposition of property and equipment	5,585	7,146
Share-based compensation, net of excess tax benefit	5,822	10,576
(Increase) decrease in inventories	(4,059)	750
Decrease in accounts payable	(14,098)	(624)
Net changes in other assets and liabilities	39,299	(13,992)

Net cash provided by operating activities	320,767	271,378

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(110,108)	(113,360)
Proceeds from sale of property and equipment	503	845

Net cash used in investing activities	(109,605)	(112,515)

Cash flows from financing activities:
Taxes withheld from exercise of share-based compensation awards, net	(6,896)	(5,779)
Excess tax benefit from share-based compensation	2,636	2,626
Purchases and retirement of common stock	0	(14,653)
Dividends on common stock	(196,867)	(255,546)

Net cash used in financing activities	(201,127)	(273,352)

Net increase (decrease) in cash and cash equivalents	10,035	(114,489)
Cash and cash equivalents, beginning of period	150,966	265,455

Cash and cash equivalents, end of period	$161,001	$150,966

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	7/28/17	7/29/16	7/28/17	7/29/16
Units in operation:
Open at beginning of period	647	636	641	637
Opened during period	2	5	8	6
(Closed) during period	0	0	0	(2)

Open at end of period	649	641	649	641

Total revenue: (In thousands)
Restaurant	$611,324	$609,525	$2,351,212	$2,323,199
Retail	131,902	136,059	575,077	589,152

Total revenue	$743,226	$745,584	$2,926,289	$2,912,351

Cost of goods sold: (In thousands)
Restaurant	$153,848	$158,663	$595,186	$627,713
Retail	63,534	69,226	296,107	300,463

Total cost of goods sold	$217,382	$227,889	$891,293	$928,176

Average unit volume: (In thousands)
Restaurant	$943.5	$954.6	$3,645.7	$3,651.2
Retail	203.6	213.1	891.7	925.9

Total	$1,147.1	$1,167.7	$4,537.4	$4,577.1

Operating weeks:	8,423	8,301	33,536	33,087

	Q4 2017 vs. Q4 2016	12 mo. 2017 vs. 12 mo. 2016
Comparable store sales period to period increase (decrease):
Restaurant	(0.8%)	0.2%
Retail	(4.4%)	(3.7%)
Number of locations in comparable store base:
	635	632

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Cracker Barrel Reports Fourth Quarter Results

September 13, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted provision for taxes and net income per share before the impact of a prior year reduction of the provisions for uncertain tax positions and the prior year retroactive restatement of the Work Opportunity Tax Credit. The Company believes that excluding this item and its related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended July 28, 2017			Fourth Quarter Ended July 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
Store operating income	$119,749	$—	$119,749	$114,375	$—	$114,375
General and administrative expenses	36,509	—	36,509	36,765	—	36,765

Operating income	83,240	—	83,240	77,610	—	77,610
Interest Expense	3,568	—	3,568	3,503	—	3,503

Pretax income	79,672	—	79,672	74,107	—	74,107
Provision for income taxes	25,779	—	25,779	23,084	—	23,084

Net income	$53,893	$—	$53,893	$51,023	$—	$51,023

Earnings per share - Basic	$2.24	$—	$2.24	$2.13	$—	$2.13
Earnings per share - Diluted	$2.23	$—	$2.23	$2.12	$—	$2.12

	Twelve Months Ended July 28, 2017			Twelve Months Ended July 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
					(1)(2)
Store operating income	$454,572	$—	$454,572	$423,453	$—	$423,453
General and administrative expenses	141,414	—	141,414	142,982	—	142,982

Operating income	313,158	—	313,158	280,471	—	280,471
Interest Expense	14,271	—	14,271	14,052	—	14,052

Pretax income	298,887	—	298,887	266,419	—	266,419
Provision for income taxes	96,988	—	96,988	77,120	7,604	84,724

Net income	$201,899	$—	$201,899	$189,299	($7,604)	$181,695

Earnings per share - Basic	$8.40	$—	$8.40	$7.91	($0.32)	$7.59
Earnings per share - Diluted	$8.37	$—	$8.37	$7.86	($0.31)	$7.55

(1)	Provision for taxes adjusted for the reduction of provisions for uncertain tax positions.
(2)	Provision for taxes adjusted to exclude $2.3 million in 2016 for the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.

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